FIRST AMENDMENT TO NET LEASE AGREEMENT


THIS FIRST AMENDMENT TO NET LEASE AGREEMENT, ("First Amendment") made and entered into effective as of the 30th day of June, 2004, by and between AEI Accredited Investor Fund 2002 Limited Partnership ("Fund 2002"), whose corporate general partner is AEI Fund Management XVIII, Inc. and AEI Income & Growth Fund 25 LLC, ("Fund 25") whose corporate managing member is AEI Fund Management XXI, Inc., (collectively, Fund 2002 and Fund 25 are referred to hereinafter as "Lessor") whose address is 1300 Wells Fargo Place, 30 East Seventh Street, St. Paul, Minnesota 55101, and SWH Corporation, 17852 E 17th Street, Suite 108, Tustin, CA 92780 ("Lessee").

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at 8501 Northwest Prairie View Road, Kansas City, Missouri, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

       WHEREAS, Lessee has constructed the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS, Lessee and Lessor have entered into that certain Net Lease Agreement dated February 20, 2004 (the "Lease") providing for the lease of said real property and Building (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions therein provided in the Lease;

     NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, including the completion of the Building and other improvements constituting the Leased Premises, Lessee and Lessor do hereby agree to amend the Lease as follows:

1. Article 2(A) and Article 2(B) of the Lease are hereby deleted in their entirety and replaced with the following:

ARTICLE 2.     TERM

     (A) The term of this Lease ("Term") shall be the period commencing February 20, 2004 ("Occupancy Date") through June 30, 2004, plus Twenty (20) consecutive "Lease Years", as hereinafter defined, commencing on July 1, 2004, with the contemplated initial term hereof ending on June 30, 2024.

   (B)  The first full Lease Year shall commence on July 1,  2004 and continue through June 30, 2005. Each Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.


2. Article 4(A) of the Lease is hereby deleted in its entirety and replaced with the following:

ARTICLE 4.  RENT PAYMENTS

  (A) Annual Rent Payable for the first Lease Year: Lessee shall pay to Lessor an annual Base Rent of $203,500.00, which amount shall be payable in advance on the first day of each month in equal monthly installments of $8,479.16 to Fund 2002 and $8,479.16 to Fund 25. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

3. Article 34 of the Lease is hereby deleted in its entirety; Lessor and Lessee agree that the referenced Development Financing Agreement is terminated in accordance with its terms. All other terms and conditions of the Lease shall remain in full force and effect.

4. Lessee has accepted delivery of the Leased Premises and has entered into occupancy thereof;

5. Lessee has fully inspected the Premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease as of the date hereof to be performed by the Lessor have been satisfied;

6. As of this date, the Lessor is not in default under any of the terms, conditions, provisions or agreements of the Lease and the undersigned has no offsets, claims or defenses against the Lessor with respect to the Lease.

7.   This   First   Amendment   may  be  executed   in   multiple
     counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Except as specifically amended by this First Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this First Amendment as of the day and year first above written.

LESSEE: SWH CORPORATION

        By: /s/ Edward T Bartholemy
                Edward T.Bartholemy, Treasurer


LESSOR:


        AEI ACCREDITED INVESTOR FUND 2002 LIMITED PARTNERSHIP

        By: AEI Fund Management XVIII, Inc.

        By:  /s/ Robert P Johnson
                 Robert P. Johnson, President

        AEI INCOME & GROWTH FUND 25 LLC

        By: AEI Fund Management XXI, Inc.

        By:  /s/ Robert P Johnson
                 Robert P. Johnson, President






                           EXHIBIT "A"

     Lot 2, Block 2, ZONA ROSA 3RD PLAT, a subdivision of land in
Kansas City, Platte County, Missouri, according to the recorded plat thereof.